EXHIBIT 23.1

PLS CPA, A PROFESSIONAL CORPORATION t4725 MERCURY STREET #210 t SAN DIEGO t CALIFORNIA 92111t t TELEPHONE (858)722-5953 t FAX (858) 761-0341 t FAX (858) 433-2979 t E-MAIL changgpark@gmail.com t

December 21, 2018

To Whom It May Concern:

We consent to the incorporation by reference in the registration statements of Cocoluv Inc. of our review report dated December 17, 2018, on the reviewed financial statements as of November 30, 2018, which appears on Form S-1 Amendment No 2 of Cocoluv, Inc.

Very truly yours,

/s/ PLS CPA

____________________________

PLS CPA, A Professional Corp.

San Diego, CA 92111

Registered with the Public Company Accounting Oversight Board